Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of XPEL, Inc. (the "Company") of our report dated March 11, 2021, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020, and to the reference to our Firm under the heading "Experts".

/s/ Baker Tilly US, LLP
Minneapolis, Minnesota
March 11, 2021